Exhibit 10.6

Jinnan Hengfeng Weiye Medicine Co., Ltd

Product Purchase and Sale Contract

Supplier:	Contract No.:
Acquirer: Tianjin Boai Leechdom Technique Co., Ltd.	Signing Place:
Signing Date: Jul 1, 2010

The Parties reach the following agreement through friendly consultations: 1. Category, Specification, Quantity and Price

Product	Product	Unit	Unit Price	Quantity	Amount	Note
Name	Standard
All Products

Total amount in RMB (Capitalized): Eighteen Million
Payment and Term Cheque
Delivery and Term

1.

Check and Acceptance: The quality of products should be in line with the Chinese Pharmacopoeia and the Standards of Local Pharmaceuticals Industry. After the receipt of the products by the Acquirer, they could raise an objection to the Supplier in writing within 7 days started from the receipt, otherwise the products would be deemed to be in accordance with the standards. Products could not be returned with other non-quality reasons. All losses caused by returns without authorization from the Supplier, should be borne by the Acquirer.

2.

Claim: The Supplier could ask the carrier for a certification of liability accident directly if there is any damage or loss caused by the carrier of the products which are in the charge of the Supplier, and turn over the certification of liability accident to the Seller within 7 days from arrival of the products, otherwise it would be deemed that the Acquirer has received with correct quantities.

3.	Default Responsibility: The defaulting party should be liable for breach of contract according to the Contract Law.

4.	Other Terms Appointed;

5.	Solutions of Contractual Controversy: If any controversy occurs and could not be resolved through consultation, the Parties could apply to an arbitral authority in the Supplier’s area for litigation

6.	The Parties have already read in details and accepted all of the Contract, which would be legally of equal effect after being signed and sealed by the Parties.

the Supplier (Seal): Jinnan Hengfeng Weiye Medicine Co., Ltd Special Contract Seal of Jinnan Hengfeng	the Acquirer (Seal): Special Contract Seal of Tianjin Boai

Weiye Medicine Co., Ltd	Leechdom Technique Co., Ltd.
Address: Jinan, Shandong Province	Address:
Client Representative:	Client Representative:
Opening Bank: China Construction Bank, Huaiyin Sub-Branch	Opening Bank:
Account Number:	Account Number:
Tax Number:	Tax Number:
Telphone:	Telphone:
Fax:	Fax: